UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2008

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 27, 2008, FuelCell Energy, Inc. (“FuelCell”) issued a press release announcing its financial results and accomplishments as of and for the three and nine months ended July 31, 2008. A copy of FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

In July of 2008, FuelCell entered into a contract change order with The Linde Group which adjusted scheduled power plant deliveries beyond December 31, 2008 due to Linde’s customer requirements. Production will not begin on this contract until the federal investment tax credit (“ITC”) is extended beyond 2008. As a result of this contract modification, FuelCell has adjusted its backlog to exclude the Linde contract and related service agreement pending the outcome of ITC legislation. This is an adjustment of previously reported backlog of approximately $11.8 million of product sales and $5.3 million of long-term service agreements.

As of July 31, 2008, FuelCell’s product sales backlog totaled approximately $100.7 million, including approximately $15.2 million related to long-term service agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued August 27, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 28, 2008	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued August 27, 2008.